Exhibit 99.1

( BW)(CA-SCICLONE)(SCLN) SciClone Reports Third Quarter Results; Sales of ZADAXIN Increase 26% to $5.4 Million

    Business Editors
    BIOWIRE2K

   SAN MATEO, Calif.--(BUSINESS WIRE)--Oct. 27, 2003--SciClone Pharmaceuticals, Inc. (NASDAQ:SCLN) today reported results for the third quarter ended September 30, 2003. Revenues from sales of ZADAXIN(R), the company's lead immune system enhancer drug, were $5,421,000 for the third quarter of 2003, a 26% increase over the $4,298,000 reported for the third quarter 2002. Net loss was $2,850,000, or $0.07 per share, for the third quarter 2003 compared to $1,672,000, or $0.05 per share, for the third quarter of 2002. During the third quarters of 2002 and 2003, the company recognized $224,000 as contract revenue from its European marketing partner, Sigma-Tau.
   "We reported important achievements during the third quarter," commented Donald R. Sellers, SciClone's President and Chief Executive Officer. "In September we completed full enrollment of the first of our two 500 patient U.S. phase 3 trials and raised net proceeds of $45 million through a public offering of common stock. Separately, today we reported positive 12-week data from our first triple therapy hepatitis C pilot study also targeting the re-treatment of non-responders."
   Richard A. Waldron, SciClone's Chief Financial Officer, added,
"Our cash position of $66 million at the end of the quarter ensures more than sufficient funds to complete our two ongoing 500 patient phase 3 hepatitis C clinical trials for ZADAXIN while continuing to retain full commercial rights in the U.S. Our current funding also allows us to develop new delivery technologies for ZADAXIN to enhance its use and strengthen our proprietary position. The incremental funds may also provide opportunities to develop other products in our pipeline as well as examine new product candidates."
   For the nine months ended September 30, 2003, revenues from ZADAXIN sales totaled $26,628,000, a 117% increase over the $12,294,000 reported for the same period of the prior year. The growth in sales during the first nine months of 2003 was largely a result of an unanticipated temporary increase in sales of ZADAXIN to hospitals in China during the second quarter of 2003. This increase was related to the use of immune system enhancers in connection with the treatment of severe acute respiratory syndrome, or SARS. As this SARS epidemic has been contained, SciClone expects sales in future quarters will be consistent with sales patterns in the first and third quarter of 2003. Net loss for the nine months ended September 30, 2003 was $588,000, or $0.02 per share, versus a net loss of $7,420,000, or $0.22 per share, during the same period of the prior year.
   Cash, cash equivalents, and short-term investments totaled $66,256,000 at September 30, 2003, compared to $26,372,000 at June 30,
2003 and $24,506,000 at September 30, 2002. The increase from June 30, 2003 was attributable to net proceeds of $45 million from SciClone's public offering of 6 million shares of common stock in September 2003.

   Other recent developments at SciClone include:

   -- Today, SciClone reported positive data from a triple therapy pilot study showing ZADAXIN in combination with pegylated interferon alpha and ribavirin produced a 12-week early virologic response (EVR) in 61% of hepatitis C non-responder patients who had failed to respond to prior therapy of interferon in combination with ribavirin. By comparison, separate recent studies show that pegylated interferon alpha plus ribavirin produce an EVR in approximately 15-21% of non-responders and a sustained viral response (SVR) in only approximately 10% of such patients. A patient's EVR is considered necessary to achieve a sustained response, but evidence shows that a patient who demonstrates an EVR may or may not achieve a SVR, and therefore EVR may not be predictive of a successful outcome, especially for a non-responder. SVR is the absence of hepatitis C virus measured six months after ending therapy. These interim results were presented at the largest meeting of liver specialists in the world, the annual meeting of the American Association of the Study of Liver Disease (AASLD). This ongoing triple therapy study plans to enroll a total of 50 hepatitis C non-responder patients in 5 sites throughout Mexico. None of the patients in this study have responded to prior therapy of interferon in combination with ribavirin. During the course of this study, patients will receive 12 months of triple therapy and will be observed for 6 months after completing therapy to measure sustained response.

   -- In October, SciClone and its collaborator were awarded an $840,000 grant from Initiatives for Proliferation Prevention, a program offered by the U.S. Department of Energy to support cooperative scientific developments in the former Soviet Union. The grant is to further develop SCV-07, SciClone's proprietary compound that enhances the immune system. SciClone's collaborator, Verta Ltd., a biotechnology company in St. Petersburg, Russia, will develop an oral formulation for SCV-07 and conduct phase 2 tuberculosis (TB) clinical trials in Russia, where the TB mortality rate is among the highest in Europe. In previous phase 2 clinical trials, SCV-07 formulated as an injectable product showed the capability to significantly increase the rate at which treated TB patients become noncontagious, one of the main goals in treating TB.

   -- In September, SciClone announced that it completed enrollment of the first of two 500 patient phase 3 hepatitis C clinical trials. SciClone expects to complete enrollment of its second phase 3 hepatitis C clinical trial by the end of the first quarter of 2004. The trials are designed to evaluate whether ZADAXIN in combination with pegylated interferon is effective in treating hepatitis C patients who have failed to respond to current therapy. SciClone's objective is to have ZADAXIN in combination with pegylated interferon alpha become the first FDA approved therapy specifically for the treatment of non-responders.

   -- In September, SciClone sold 6 million shares of common stock in a public offering for net proceeds of $45 million, resulting in 44,362,567 shares outstanding at September 30, 2003.

   SciClone management will host a live audio webcast and conference call at 2:30 pm EST (11:30 am PST) today, Monday, October 27, 2003. The conference call will include forward looking statements. Financial information to be discussed in the conference call will be posted on the newsroom section of SciClone's web site at http://www.sciclone.com prior to the commencement of the conference call. To participate in the conference call, please log-on at http://www.sciclone.com or call 800-901-5213 (U.S./Canada) or 617-786-2962 (international) and enter passcode 68221313. A replay will be available for two weeks. To access the replay, log on to http://www.sciclone.com or dial 888-286-8010 (U.S./Canada) or 617-801-6888 (international) and enter passcode 21942585.

   About SciClone

   SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone is currently evaluating its lead product ZADAXIN in several late stage clinical trials, including two phase 3 hepatitis C clinical trials in the U.S., a recently completed phase 3 hepatitis B clinical trial in Japan, a phase 2 malignant melanoma clinical trial in Europe, two phase 2 liver cancer pilot studies in the U.S., and a hepatitis C triple therapy pilot study in Mexico. Other drug development candidates include SCV-07, a potentially orally available therapeutic to treat viral and infectious diseases, and other products to treat cystic fibrosis. For more information about SciClone, visit www.sciclone.com.
   The information in this press release contains forward-looking statements including our expectations and beliefs regarding the timing and completion of enrollment for our second phase 3 hepatitis C clinical trial, sales of ZADAXIN in future quarters, and the fact that the experimental or clinical data described may imply certain actual results in larger patient populations. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including the speed with which patients are enrolled in our second hepatitis C clinical trial, unexpected delays in preparation for enrollment and enrollment of patients, our ability to enroll a sufficient number of eligible patients to yield statistically significant results, maintenance of the sufficiency and eligibility of enrolled patient population, unexpected adverse results to patients during our trials and programs, changes in demand for ZADAXIN, the course of the SARS epidemic, the progress or failure of clinical trials and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.




                    SCICLONE PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                   (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
                   Three Months Three Months Nine Months  Nine Months
                      Ended        Ended        Ended        Ended
                    Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
                       2003         2002         2003         2002
                   ------------ ------------ ------------ ------------

Product sales       $5,421,000   $4,298,000  $26,628,000  $12,294,000
Contract revenue       224,000      224,000      672,000      448,000
                   ------------ ------------ ------------ ------------

Total revenue        5,645,000    4,522,000   27,300,000   12,742,000
Cost of product
 sales                 935,000      918,000    4,882,000    2,525,000
                   ------------ ------------ ------------ ------------

Gross margin         4,710,000    3,604,000   22,418,000   10,217,000

Operating
 expenses:
   Research and
    development      4,585,000    2,110,000   12,676,000    8,407,000
   Sales and
    marketing        1,892,000    2,217,000    7,146,000    6,291,000
   General and
    administrative     998,000      960,000    3,045,000    2,907,000
                   ------------ ------------ ------------ ------------
Total operating
 expenses            7,475,000    5,287,000   22,867,000   17,605,000
                   ------------ ------------ ------------ ------------

Loss from
 operations         (2,765,000)  (1,683,000)    (449,000)  (7,388,000)

Interest and
 investment income      47,000      100,000      143,000      252,000
Interest and
 investment expense    (90,000)     (91,000)    (271,000)    (271,000)
Other income
 (expense), net        (42,000)       2,000      (11,000)     (13,000)
                   ------------ ------------ ------------ ------------

Net loss           $(2,850,000) $(1,672,000)   $(588,000) $(7,420,000)
                   ============ ============ ============ ============

Basic and diluted
 net loss per share     ($0.07)      $(0.05)      ($0.02)      $(0.22)
                   ============ ============ ============ ============

Weighted average shares used in
 computing:
     Basic and
      diluted net
      loss per
      share         38,768,350   36,869,133   37,925,757   34,365,118
                   ============ ============ ============ ============



                    SCICLONE PHARMACEUTICALS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                ASSETS
                                           September 30,  December 31,
                                               2003          2002
                                           ------------- -------------
                                            (unaudited)   (unaudited)
Current assets:
    Cash and cash equivalents               $65,269,000   $20,233,000
    Restricted short-term investments           685,000       685,000
    Other short-term investments                302,000       232,000
    Accounts receivable, net of allowances
     of $638,000 in 2003 and 2002            11,776,000     9,276,000
    Inventories                               4,156,000     3,431,000
    Prepaid expenses and other current
     assets                                   2,771,000     2,297,000
                                           ------------- -------------
Total current assets                         84,959,000    36,154,000
Property and equipment, net                      95,000       111,000
Intangible assets, net                          630,000       682,000
Other assets                                    138,000       164,000
                                           ------------- -------------
Total assets                                $85,822,000   $37,111,000
                                           ============= =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                         $3,670,000    $3,150,000
    Accrued compensation and employee
     benefits                                 1,008,000     1,089,000
    Accrued clinical trials expense             680,000       966,000
    Accrued professional fees                   553,000       679,000
    Deferred revenue                            895,000       895,000
    Other accrued expenses                      283,000       259,000
                                           ------------- -------------
Total current liabilities                     7,089,000     7,038,000
Deferred revenue                                448,000     1,119,000
Convertible notes payable                     5,600,000     5,600,000
Commitments and contingencies
Stockholders' equity:
    Preferred stock; $0.001 par value;
     10,000,000 shares authorized; no
       shares outstanding in 2003 and
        2002, respectively                        - - -         - - -
    Common stock; $0.001 par value (no par
     value in 2002); 75,000,000
       shares authorized; 44,362,567 and
        36,904,916 shares issued and
        outstanding in 2003 and 2002,
         respectively                            44,000   156,290,000
    Additional paid-in capital              206,106,000         - - -
    Accumulated other comprehensive income      138,000        79,000
    Accumulated deficit                    (133,603,000) (133,015,000)
                                           ------------- -------------
Total stockholders' equity                   72,685,000    23,354,000
                                           ------------- -------------
Total liabilities and stockholders' equity  $85,822,000   $37,111,000
                                           ============= =============


                    SCICLONE PHARMACEUTICALS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Nine months ended
                                                   September 30,
                                                2003         2002
                                             ------------ ------------
                                             (unaudited)  (unaudited)
Operating activities:
Net loss                                       $(588,000) $(7,420,000)
Adjustments to reconcile net loss to net cash used in operating activities:

  Depreciation and amortization                  134,000      421,000
  Changes in operating assets and
   liabilities:
    Accounts receivable, net                  (2,500,000)    (217,000)
    Inventories                                 (725,000)     733,000
    Prepared expenses and other current
     assets                                     (468,000)     436,000
    Accounts payable and other accrued
     expenses                                    544,000      998,000
    Accrued compensation and employee
     benefits                                    (81,000)    (119,000)
    Accrued clinical trials expense             (286,000)     475,000
    Accrued professional fees                   (126,000)      12,000
    Deferred revenue                            (671,000)   2,237,000
                                             ------------ ------------
Net cash used in operating activities         (4,767,000)  (2,444,000)
                                             ------------ ------------

Investing activities:
  Purchase of property and equipment             (46,000)     (49,000)
  Payment on purchase of marketable
   securities                                    (11,000)     (23,000)
                                             ------------ ------------
Net cash used in operating activities            (57,000)     (72,000)
                                             ------------ ------------

Financing activities:

  Proceeds from issuance of common stock net
   of financing costs                         49,860,000   10,526,000
                                             ------------ ------------
Net cash provided by financing activities     49,860,000   10,526,000
                                             ------------ ------------

Net increase in cash and cash equivalents     45,036,000    8,010,000
Cash and cash equivalents, beginning of
 period                                       20,233,000   15,518,000
                                             ------------ ------------
Cash and cash equivalents, end of period     $65,269,000  $23,528,000
                                             ============ ============



    CONTACT: SciClone Pharmaceuticals, Inc.
             Richard A. Waldron, CFO, 650-358-3437